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                                                                   Exhibit 3-288
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                                                                   FILED
                                                                JUN 11 1986
                                                           /s/ [graphic omitted]
                                                            SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION

                                       OF

                           WAYSIDE NURSING HOME, INC.


   THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                ARTICLE ONE: NAME

   The name of the Corporation is Wayside Nursing Home, Inc.

                         ARTICLE TWO: REGISTERED OFFICE

   The address of the registered office of the Corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

                             ARTICLE THREE: PURPOSES

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                               ARTICLE FOUR: STOCK

   The total number of shares of capital, stock which the Corporation is authorized to issue is 1,000, par value ($ .001) per share.

                             ARTICLE FIVE: DIRECTORS

   (A) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors which may consist of a sole director. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

   (B) Any director or directors may be removed from office, without any reason therefor, by the affirmative vote or consent of a majority of the shares which are entitled to elect the director or directors to be removed. Any director or directors may be removed from office "for cause" by the affirmative vote or consent of a majority of the Board of Directors. Failure to elect directors to fill the unexpired term of the director or directors so removed shall be deemed to create a vacancy or vacancies in the Board of Directors.


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                          ARTICLE SIX: BYLAWS AMENDMENT

   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation except as otherwise provided in the Bylaws.

            ARTICLE SEVEN: STOCKHOLDERS' MEETINGS: BOOKS AND RECORDS

   Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                         ARTICLE EIGHT : INDEMNIFICATION

   (A) The Corporation shall to the fullest extent permitted by law indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

   (B) The Corporation may pay in advance any expenses (including attorneys' fees) that may become subject to indemnification under paragraph A above if:

       (1) the Board of Directors authorizes the specific payment, and

       (2) the person receiving the advance payment of expenses undertakes in writing to repay such payment if it is ultimately determined that such person is not entitled to indemnification by the Corporation under paragraph A above.

   (C) The indemnification provided by paragraph A above shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote or consent of stockholders or directors, or otherwise.

   (D) The indemnification and advance payment provided by paragraphs A and B above shall continue as to a person who has ceased to hold a position named in paragraph A above and shall inure to such person's heirs, exectutors, and administrators.


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   (E) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, agent, or employee of the Corporation, or who serves or served at the Corporation's request as a director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, against any liability incurred by such person in any such position, or arising out of such person's status as such, whether or not the Corporation would have power to indemnify such person against such liability under paragraph A above.

   (F) If any provision in this Article Eight shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and, to the extent possible, effect shall be given to the intent manifested by the provision held invalid, illegal, or unenforceable.

             ARTICLE NINE: AMENDMENT OF CERTIFICATE OF INCORPORATION

   The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                       ARTICLE TEN: BUSINESS COMBINATIONS

   It shall be a proper corporate purpose reasonably calculated to benefit stockholders for the Board of Directors to base the response of the Corporation to any proposal for a Business Combination or tender offer on the Board of Directors' evaluation of what is in the best interests of the Corporation; and the Board of Directors, in evaluating what is in the best interests of the Corporation may consider:

       (1) The best interests of the stockholders: for this purpose the Board may consider, among other factors, not only the consideration being offered in relation to the then current market value of the Company, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board's estimate of the future value of the Corporation as an Independent entity; and

       (2) Such other factors as the Board determines to be relevant, including, among other factors, the social, legal and economic effects upon the employees, patients, vendors and business of the Corporation or any of its subsidiaries (if any), and the community in which the Corporation or any of its subsidiaries (if any) is located or operates.


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                          ARTICLE ELEVEN: INCORPORATOR

   The incorporator is David H. Arnholter, whose mailing address is 3401 West End Building, Suite 175, Nashville, Tennessee 37203.

   The undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true, and, accordingly, has hereto set my hand this, 9th day of June, 1986.

                                                /s/ David H. Arnholter
                                                --------------------------------
                                                David H. Arnholter, Incorporator


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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 09/22/1992
   922685056 - 2093399


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                   * * * * *

WAYSIDE NURSING HOME, INC., a corporaton organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:
   The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of Kent.
   The Board of Directors of WAYSIDE NURSING HOME, INC. adopted the following resolution on the 17th day of September, 1992.
      Resolved, that the registered office of WAYSIDE NURSING HOME, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, WAYSIDE NURSING HOME, INC. has caused this statement to be signed by Lews J. Hoch, its Vice President and attested by James W. Tabak, its Assistant Secretary this 17th day of September, 1992.



                                                By /s/ Lewis J. Hoch
                                                --------------------------------
                                                Vice President

ATTEST

BY /s/ [graphic omitted]
------------------------
Assistant Secretary

(DEL. - 264 - 5/14/90)